SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

STRIVE, INC.
(Exact name of registrant as specified in charter)

Nevada	88-1293236
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 Crescent Ct, Suite 1400 Dallas, TX	75201
(Address of Registrant’s Principal Executive Offices)	(ZIP Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Variable Rate Series A Perpetual Preferred Stock, $0.001 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-290252

Securities to be registered pursuant to Section 12(g) of the Act:
None.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Variable Rate Series A Perpetual Preferred Stock of Strive, Inc., a Nevada corporation (the “Registrant”), to be registered pursuant to this registration statement is set forth under the caption “Description of Perpetual Preferred Stock” in the Registrant’s prospectus supplement, dated November 5, 2025, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and under the caption “Description of Capital Stock—Preferred Stock” in the accompanying prospectus, dated September 15, 2025. Such description is incorporated by reference into this registration statement.

Item 2. Exhibits.

Exhibits

Exhibit Number	Description

3.1
Amended and Restated Articles of Incorporation of Strive, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 12, 2025 (File No. 001-41612)).

3.2
Certificate of Amendment, dated October 8, 2025 (effective December 31, 2025), and Certificate of Correction, dated October 13, 2025, to the Amended and Restated Articles of Incorporation of Strive, Inc., as filed with the Secretary of State of the State of Nevada (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 14, 2025 (File No. 001-41612)).

3.3
Amended and Restated Bylaws of Strive, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 12, 2025 (File No. 001-41612)).

3.4
Amended and Restated Bylaws of Strive, Inc. (effective December 31, 2025) (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 14, 2025 (File No. 001-41612)).

4.1	Certificate of Designation relating to the Variable Rate Series A Perpetual Preferred Stock (effective as of November 10, 2025).

4.2	Form of certificate representing the Variable Rate Series A Perpetual Preferred Stock (included as Exhibit A to Exhibit 4.1 above).

* * *

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Strive, Inc.

Dated: November 7, 2025	By:	/s/ Matthew Cole
	Name:	Matthew Cole
	Title:	Chief Executive Officer